U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2010

ONCOLOGIX TECH, INC.
(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 8832
Grand Rapids, MI  49518-8832
(Address of principal executive offices)

(616) 977-9933
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on form 8-K filed by Oncologix Tech, Inc. (the “Company”) with the Securities and Exchange Commission on April 25, 2011 is filed to state that the PCAOB has revoked the registration of our prior auditor, Chisholm, Bierwolf, Nilson & Morrill, LLC as of April 8, 2011.

Item 4.01 – Changes in Registrant’s Certifying Accountant

a)

1)
On September 9, 2010, the Board of Directors of the Registrant recommended and approved the dismissal of Chisholm, Bierwolf, Nilson & Morrill, LLC. as the Registrant’s independent registered public accounting firm effective September 9, 2010 as a result of Chisholm, Bierwolf, Nilson & Morrill, LLC’s decision to not stand for re-election as the Company’s auditors.

2)
The reports of Chisholm, Bierwolf, Nilson & Morrill, LLC. on the Registrant’s consolidated financial statements for the fiscal years ended August 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.  Their opinion was qualified due to uncertainty as to the Registrant’s ability to continue as a going concern.

3)	The decision to change the Registrant’s independent registered public accounting firm was recommended and approved by the Registrant’s Board of Directors.

4)
During the fiscal years ended August 31, 2009 and 2008, as well as the nine-month period ended May 31, 2010 and through the date of this Form 8-K, there were no disagreements between the Registrant and Chisholm, Bierwolf, Nilson & Morrill, LLC. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chisholm, Bierwolf, Nilson & Morrill, LLC., would have caused Chisholm, Bierwolf, Nilson & Morrill, LLC. to make reference to the subject matter of the disagreements in connections with its report.

5)
Since June 22, 2009, Chisholm, Bierwolf, Nilson & Morrill, LLC. served as Oncologix Tech, Inc.’s independent public accounting form.  On April 8, 2011, by order of the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Chisholm, Bierwolf, Nilson & Morrill, LLC. and barred Todd D. Chisholm, CPA (“Chisholm”) and Troy F. Nilson, CPA (“Nilson”) from being an associated person of a registered public accounting firm.  The PCAOB imposed these sanctions on the basis of its findings that: (a) Chisholm and the Firm violated PCAOB rules, quality control standards, and auditing standards in connection with audits of three issuer clients between 2006 and 2007, noncooperation with a Board inspection, and noncooperation with a Board investigation; and (b) Nilson and the Firm violated PCAOB rules and auditing standards in connection with audits of two issuer clients between 2007 and 2008, noncooperation with a board inspection, and noncooperation with a Board investigation.  The settlement was reported in PCAOB Release No. 105-2011-003 and can be viewed at:  http://pcaobus.org/Enforcement/Decisions/Documents/Chisholm.pdf.

6)
As of this date, Chisholm, Bierwolf, Nilson & Morrill, LLC. is no longer registered with the PCAOB, and the Company may not include audited reports issued by Chisholm, Bierwolf, Nilson & Morrill, LLC. in its filings with the Commission.

7)
Since the Form 10-K for the fiscal year ended August 31, 2010 needs to include audited financials the Company appointed Seale & Beers to audit the financial statement for the Company for the fiscal year ended August 31, 2010.  Due to the above described PCAOB sanctions regarding the firm of Chisholm, Bierwolf, Nilson & Morrill, LLC., the Company made a request of the prior auditor for an updated Exhibit 16 letter and were told that we will not be able to get this updated letter.  And accordingly, an Exhibit 16 letter will not be attached to this filing.

b)  On September 9, 2010, the Board of Directors of the Registrant recommended and approved the appointment of Seale and Beers, CPA’s as the Registrant’s independent registered public accounting firm, effective September 9, 2010.

 During the fiscal years ended August 31, 2009 and 2008 as well as the nine-month period ended May 31, 2010 and through the date of this Form 8-K, neither the Registrant nor anyone acting on its behalf consulted Seale and Beers, CPA’s regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements; or (B) any matter that was either the subject of a disagreement with Chisholm, Bierwolf, Nilson & Morrill, LLC. on accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Chisholm, Bierwolf, Nilson & Morrill, LLC., would have caused Chisholm, Bierwolf, Nilson & Morrill, LLC. to make reference to the matter in connection with its report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC.

Item 9.01 – Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2011	ONCOLOGIX TECH, INC.

By: /s/ Anthony Silverman
Anthony Silverman, Chief Executive Officer and President

By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer